UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________
                                    Form 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (date of earliest event reported):
                                December 21, 2005

                               FRESH CHOICE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                   000-20792             77-0130849
 (State or other jurisdiction of  (Commission File No.)    (I.R.S. Employer
          incorporation)                                   Identification No.)

                               485 Cochrane Circle
                              Morgan Hill, CA 95037
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (408) 776-0799


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

     As previously disclosed, on July 12, 2004, Fresh Choice, Inc. (the "Company") filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court"). The Company continued to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

     On November 16, 2005, the Bankruptcy Court entered an order (the "Confirmation Order") approving the First Amended Joint Plan of Reorganization of Fresh Choice, Inc. jointly proposed by the Company, Crescent Real Estate Equities Limited Partnership ("Crescent"), Cedarlane Natural Foods, Inc. ("Cedarlane") and the Official Committee of Unsecured Creditors appointed in the Company's chapter 11 case (the "Plan"). The Plan became effective on December 21, 2005. A copy of the Confirmation Order, with a copy of the Plan as confirmed attached thereto, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     The following is a summary of the matters to occur pursuant to the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan. Please note, all defined terms have the meaning as provided in the Plan itself.

     Pursuant to the Plan, Allowed General Unsecured Claims will receive their pro rata share of the Unsecured Creditor Contribution in full satisfaction of such claims. The Unsecured Creditor Contribution consists of (i) cash in the amount of $5.5 million deposited into the Claims Reserve Account for the benefit of the holders of Allowed Unsecured Claims, and (ii) a non-interest bearing note secured by substantially all assets of the Reorganized Debtor but subordinate to senior secured debt issued by the Reorganized Debtor to the Disbursing Agent, on behalf of the holders of Allowed Unsecured Claims, in the amount of $2.5 million payable in $50,000 quarterly installments payments with the remaining balance of the loan paid on the first business day that is 24 months after the Effective Date.

     Certain Priority Tax Claims will be paid over time with interest, and Secured Claims are either satisfied or assumed by the Reorganized Debtor.

     Crescent and Cedarlane (through their affiliates) will acquire 100% of the new equity interests in the Reorganized Debtor. Existing holders of the Company's common equity interests will not receive any consideration and all outstanding shares of common stock have been cancelled. The Allowed Claims of the Company's creditors are satisfied in accordance with the terms of the Plan.

     Simultaneously with the filing of this current report on Form 8-K, the Company is filing a Form 15 with the Securities and Exchange Commission to suspend its public reporting requirements under the Securities Exchange Act of 1934, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

     The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

     The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.



Item 9.01 Financial Statements and Exhibits.

         (c) Exhibits.

Exhibit
No.              Description
-------          -----------
Exhibit 99.1     First Amended Joint Plan of Reorganization as modified,
                 submitted November 9, 2005.
Exhibit 99.2     Findings of Fact and Conclusions of Law and Order
                 (1) Confirming First Amended
                     Joint Plan of Reorganization of Fresh Choice, Inc.; and
                 (2) Granting Plan  Modification Motion, entered
                     on November 16, 2005.



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 23, 2005

                                       Fresh Choice, Inc.

                                       By:   /s/ David E. Pertl
                                       --------------------------------
                                           David E. Pertl
                                           Executive Vice President and
                                           Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit
No.              Description
-------          -----------
Exhibit 99.1     First Amended Joint Plan of Reorganization as modified,
                 submitted November 9, 2005.
Exhibit 99.2     Findings of Fact and Conclusions of Law and Order
                 (1) Confirming First Amended
                     Joint Plan of Reorganization of Fresh Choice, Inc.; and
                 (2) Granting Plan  Modification Motion, entered
                     on November 16, 2005.